SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2007

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 10, 2007 CenterState Banks of Florida, Inc. (“CSFL” or “Company”) and two of its subsidiary banks, CenterState Bank West Florida, National Association (“CSWFL”) and CenterState Bank Mid Florida (“Mid FL”) and an out of state Bank and Bank Holding Company not presently operating within the State of Florida (“Purchaser”) have entered into several related agreements (the “transaction”). The transaction contemplates the following. CSWFL will purchase all the assets and assume the liabilities of Mid FL, except for the Mid FL main office and a minimum amount of capital required by banking laws. Mid FL will then be acquired by the Purchaser, through a merger. The Purchaser will pay CSFL an amount equal to the remaining amount of capital of Mid FL (after the sale of assets and liabilities to CSWFL) plus an additional amount of $1,000,000. The Purchaser will also sell Mid FL’s main office to CSWFL. CSFL will recognize and record a gain on the transaction of $1,000,000 less estimated transaction expenses of approximately $120,000. The transaction, which is subject to approval by the bank regulatory agencies, is expected to close on November 30, 2007. The Company will continue to operate the same locations currently operated by CSWFL and Mid FL, except they will be operating under one charter instead of two. All customer loan and deposit accounts/relationships will be retained by the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 99.1	Agreement and Plan of Merger

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman and Chief Executive Officer

Date: August 13, 2007

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